Exhibit 99.1

Cognex Reports Third Quarter 2019 Financial Results

NATICK, Mass.--(BUSINESS WIRE)--October 28, 2019--Cognex Corporation (NASDAQ: CGNX) today reported financial results for the third quarter of 2019. Table 1 below shows selected financial data for Q3-19 compared with Q3-18 and Q2-19, and for the nine months ended September 29, 2019 compared with the same period in 2018.

Table 1
(Dollars in thousands, except per share amounts)

	Revenue	Net Income	Net Income per Diluted Share	Non-GAAP Net Income per Diluted Share*
Quarterly Comparisons
Current quarter: Q3-19	$183,325	$41,685	$0.24	$0.23
Prior year’s quarter: Q3-18	$232,221	$80,436	$0.45	$0.39
Change: Q3-18 to Q3-19	(21%)	(48%)	(47%)	(41%)
Prior quarter: Q2-19	$199,047	$48,749	$0.28	$0.27
Change: Q2-19 to Q3-19	(8%)	(14%)	(14%)	(15%)
Year-to-Date Comparisons
Nine months ended Sept. 29, 2019	$555,856	$123,538	$0.71	$0.67
Nine months ended Sept. 30, 2018	$613,052	$173,849	$0.98	$0.88
Change from first nine months of 2018 to first nine months of 2019	(9%)	(29%)	(28%)	(24%)

*Non-GAAP net income per diluted share excludes tax adjustments. A reconciliation from GAAP to Non-GAAP is shown in Exhibit 2 of this news release.

“Our Q3 results were in line with our guidance, with revenue at the top end of our expected range,” said Dr. Robert J. Shillman, Founder and Chairman of Cognex. “Even so, it is frustrating to report a decline in revenue, both year over year and sequentially, due to the ongoing slowdown in spending by customers in our two largest markets, consumer electronics and automotive.”

“Difficult market conditions notwithstanding, there is a lot to be excited about at Cognex, including our recent acquisition of Sualab Co., Ltd.,” said Robert J. Willett, Chief Executive Officer of Cognex. “The scope of applications addressable by Cognex products continues to broaden and we are allocating resources to fast-growing areas, such as logistics and deep learning. We are confident in the long-term potential for machine vision and Cognex.”

Details of the Quarter

Statement of Operations Highlights – Third Quarter of 2019

  Revenue decreased 21% from Q3-18 and 8% from Q2-19. The year-on-year decline in revenue was expected and reflects substantially lower sales to customers in consumer electronics, particularly smartphone manufacturing. This decline was partially offset by strong growth during the quarter in logistics. Revenue from automotive and other industrial markets continued to weaken on a sequential basis.
  Gross margin was 74% for Q3-19 compared with 75% for Q3-18 and 74% for Q2-19. Gross margin declined year-on-year primarily due to unfavorable absorption of manufacturing overhead costs.
  Research, Development & Engineering (RD&E) expenses decreased 5% from Q3-18 and remained consistent with Q2-19. The year-on-year decline in RD&E reflects lower incentive compensation for 2019.
  Selling, General & Administrative (SG&A) expenses decreased 2% from Q3-18 and 6% from Q2-19. The year-on-year decline in SG&A was due to lower incentive compensation and lower costs associated with the implementation of a new enterprise resource planning system (Cognex implemented SAP® in mid-2018). This was partially offset by growth in the sales and support organization over the past year. The sequential decline in SG&A was due to lower incentive compensation and stock option expense, as well as the timing of marketing initiatives.
  The effective tax rate was 12% in Q3-19, 1% in Q3-18, and 14% in Q2-19. Excluding discrete tax adjustments, the tax rate was 16%, 16%, and 17%, respectively (tax adjustments are summarized in Exhibit 2).

Balance Sheet Highlights – September 29, 2019

  Cognex’s financial position as of September 29, 2019 continued to be very strong, with $918 million in cash and investments and no debt. In the first nine months of 2019, Cognex generated $185 million in cash from operations, spent $62 million to repurchase its common stock, and paid out $26 million in dividends to shareholders. Cognex intends to continue to repurchase shares of its common stock, subject to market conditions and other relevant factors. In addition, on October 16, 2019, Cognex acquired Sualab Co., Ltd. (Sualab), a Korea-based developer of vision software using deep learning for industrial applications, for an aggregate purchase price of approximately $195 million. At the time of purchase, Cognex paid out $171 million in cash. The remaining $24 million has been deferred until a later date.

Financial Outlook – Q4 2019

  Revenue for Q4-19 is expected to be between $155 million and $165 million. This range represents the lowest revenue-generating quarter of the year, and a decline from Q4-18. The expected year-on-year decline is due to a persistent deterioration of business conditions in the industrial markets the company serves, particularly in business that relates to China. In addition, Cognex expects lower revenue year-on-year from logistics as a result of a major customer delaying delivery of large orders for new sites. The expected sequential decline is due to seasonal timing of revenue from customers in the consumer electronics industry.
  Gross margin is expected to be in the mid-70% range, consistent with the gross margin reported for Q3-19.
  Cognex expects operating expenses to increase by mid- to high-single digits on a sequential basis, including costs associated with the company’s recent acquisition of Sualab.
  The effective tax rate is expected to be 16% before discrete tax items. Cognex expects to record two discrete tax items before the end of 2019. The first item, which involves changes to the company’s corporate tax structure due to legislation enacted by the European Union, is expected to result in a discrete tax benefit of between $100 million and $125 million, as well as a slight increase to the current effective tax rate of 16% (before discrete tax items) in future years. The second item, which involves the company’s decision to move Sualab intellectual property from Korea to certain other company subsidiaries, is expected to result in a discrete tax expense of between $27 million and $33 million.

Non-GAAP Financial Measures

  Exhibit 2 of this news release includes a reconciliation of certain financial measures from GAAP to non-GAAP. Cognex believes these non-GAAP financial measures are helpful because they allow investors to more accurately compare Cognex results over multiple periods using the same methodology that management employs in its budgeting process and in its review of Cognex’s operating results. Non-GAAP presentations exclude the following: (1) stock option expense for calculating non-GAAP adjusted operating income and net income from continuing operations (because these expenses have no current effect on cash or the future uses of cash, and they fluctuate because of changes in Cognex’s stock price), and (2) certain one-time discrete events, such as tax adjustments (because these costs are outside of Cognex’s normal business operations). Cognex also uses results on a constant-currency basis as one measure to evaluate performance. Constant-currency information compares results between periods as if the exchange rates had remained constant period-over-period. Cognex does not intend for non-GAAP financial measures to be considered in isolation, or as a substitute for financial information provided in accordance with GAAP.
  The tax effect of items identified in the reconciliation is estimated by applying the effective tax rate to the pre-tax amount. However, if a specific tax rate or tax treatment is required because of the nature of the item and/or the tax jurisdiction where the item was recorded, the tax effect is estimated by applying the relevant specific tax rate or tax treatment, rather than the effective tax rate.

Analyst Conference Call and Simultaneous Webcast

  Cognex will host a conference call today at 5:00 p.m. Eastern Daylight Time (EDT). The telephone number is (877) 704-4573 (or (201) 389-0911 if outside the United States). A replay will begin at 8:00 p.m. EDT today and will be available until 11:59 p.m. EDT on Wednesday, October 30, 2019. The telephone number for the replay is (877) 660-6853 (or (201) 612-7415 if outside the United States). The access code for both the live call and the replay is 13695270.
  A real-time audio broadcast of the conference call or an archived recording will be accessible on the Events & Presentations page of the Cognex Investor website: http://www.cognex.com/Investor.

About Cognex Corporation

Cognex Corporation designs, develops, manufactures and markets a wide range of image-based products, all of which use artificial intelligence (AI) techniques that give them the human-like ability to make decisions on what they see. Cognex products include machine vision systems, machine vision sensors and barcode readers that are used in factories and distribution centers around the world where they eliminate production and shipping errors.

Cognex is the world's leader in the machine vision industry, having shipped more than 2 million image-based products, representing over $6 billion in cumulative revenue, since the company's founding in 1981. Headquartered in Natick, Massachusetts, USA, Cognex has offices and distributors located throughout the Americas, Europe and Asia. For details visit Cognex online at www.cognex.com.

Certain statements made in this news release, which do not relate solely to historical matters, are forward-looking statements. These statements can be identified by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” “shall,” “could,” “should,” and similar words and other statements of a similar sense. These forward-looking statements, which include statements regarding business and market trends, future financial performance, customer order rates and the timing of related revenue, expected areas of growth, emerging markets, future product mix, investments, strategic plans, estimated tax benefits and expenses and other tax matters, and stock repurchases, involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include: (1) the loss of a large customer; (2) current and future conditions in the global economy, including the imposition of tariffs or export controls; (3) the reliance on revenue from the consumer electronics or automotive industries; (4) the inability to penetrate new markets; (5) the inability to achieve significant international revenue; (6) fluctuations in foreign currency exchange rates and the use of derivative instruments; (7) information security breaches or business system disruptions; (8) the inability to attract and retain skilled employees; (9) the failure to effectively manage our growth; (10) the reliance upon key suppliers to manufacture and deliver critical components for our products; (11) the failure to effectively manage product transitions or accurately forecast customer demand; (12) the inability to design and manufacture high-quality products; (13) the technological obsolescence of current products and the inability to develop new products; (14) the failure to properly manage the distribution of products and services; (15) the inability to protect our proprietary technology and intellectual property; (16) our involvement in time-consuming and costly litigation; (17) the impact of competitive pressures; (18) the challenges in integrating and achieving expected results from acquired businesses, including the recent acquisition of Sualab; (19) potential impairment charges with respect to our investments or for acquired intangible assets or goodwill; (20) exposure to additional tax liabilities; and (21) the other risks detailed in Cognex reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2018. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Cognex disclaims any obligation to update forward-looking statements after the date of such statements.

Exhibit 1

COGNEX CORPORATION
Statements of Operations
(Unaudited)
Dollars in thousands, except per share amounts

	Three-months Ended			Nine-months Ended
	Sept. 29, 2019	Jun. 30, 2019	Sept. 30, 2018	Sept. 29, 2019	Sept. 30, 2018

Revenue	$183,325	$199,047	$232,221	$555,856	$613,052
Cost of revenue (1)	47,632	50,967	58,860	144,883	153,227
Gross margin	135,693	148,080	173,361	410,973	459,825
Percentage of revenue	74%	74%	75%	74%	75%
Research, development, and engineering expenses (1)	28,115	28,079	29,700	86,436	87,664
Percentage of revenue	15%	14%	13%	16%	14%

Selling, general, and administrative expenses (1)	64,486	68,245	65,817	199,542	196,266
Percentage of revenue	35%	34%	28%	36%	32%
Operating income	43,092	51,756	77,844	124,995	175,895
Percentage of revenue	24%	26%	34%	22%	29%
Foreign currency gain (loss)	(1,295)	140	(379)	(1,403)	(708)
Investment and other income	5,570	5,079	3,808	16,481	10,638
Income before income tax expense	47,367	56,975	81,273	140,073	185,825
Income tax expense	5,682	8,226	837	16,535	11,976
Net income	$41,685	$48,749	$80,436	$123,538	$173,849
Percentage of revenue	23%	24%	35%	22%	28%

Net income per weighted-average common and common-equivalent share:
Basic	$0.24	$0.28	$0.47	$0.72	$1.01
Diluted	$0.24	$0.28	$0.45	$0.71	$0.98

Weighted-average common and common-equivalent shares outstanding:
Basic	170,744	171,318	172,189	171,053	172,613
Diluted	174,449	175,448	177,245	175,164	178,021

Cash dividends per common share	$0.050	$0.050	$0.045	$0.150	$0.135
Cash and investments per common share	$5.37	$5.05	$4.70	$5.37	$4.70
Book value per common share	$7.25	$6.98	$6.68	$7.25	$6.68

(1) Amounts include stock option expense, as follows:
Cost of revenue	$334	$329	$544	$1,114	$1,898
Research, development, and engineering	3,616	3,550	3,197	11,633	11,166
Selling, general, and administrative	6,244	7,088	5,402	20,695	18,275
Total stock option expense	$10,194	$10,967	$9,143	$33,442	$31,339

Exhibit 2

COGNEX CORPORATION
Reconciliation of Selected Items from GAAP to Non-GAAP
(Unaudited)
Dollars in thousands, except per share amounts

	Three-months Ended			Nine-months Ended
	Sept. 29, 2019	Jun. 30, 2019	Sept. 30, 2018	Sept. 29, 2019	Sept. 30, 2018
Adjustment for stock option expense and tax benefit for stock option exercises
Operating income (GAAP)	$43,092	$51,756	$77,844	$124,995	$175,895
Stock option expense	10,194	10,967	9,143	33,442	31,339
Operating income (Non-GAAP)	$53,286	$62,723	$86,987	$158,437	$207,234
Percentage of revenue (Non-GAAP)	29%	32%	37%	29%	34%

Net income (GAAP)	$41,685	$48,749	$80,436	$123,538	$173,849
Stock option expense	10,194	10,967	9,143	33,442	31,339
Tax effect on stock option expense	(1,804)	(1,813)	(1,654)	(5,839)	(5,608)
Discrete tax benefit related to employee stock options	(569)	(1,248)	(2,811)	(4,547)	(8,400)
Net income (Non-GAAP)	$49,506	$56,655	$85,114	$146,594	$191,180
Percentage of revenue (Non-GAAP)	27%	28%	37%	26%	31%

Net income per diluted weighted-average common and common-equivalent share (GAAP)	$0.24	$0.28	$0.45	$0.71	$0.98
Share impact of non-GAAP adjustments identified above	0.04	0.04	0.03	0.13	0.09
Net income per diluted weighted-average common and common-equivalent share (Non-GAAP)	$0.28	$0.32	$0.48	$0.84	$1.07

Diluted weighted-average common and common-equivalent shares outstanding (GAAP)	174,449	175,448	177,245	175,164	178,021

Exclusion of tax adjustments
Income before income tax expense (GAAP)	$47,367	$56,975	$81,273	$140,073	$185,825

Income tax expense (GAAP)	$5,682	$8,226	$837	$16,535	$11,976
Effective tax rate (GAAP)	12%	14%	1%	12%	6%

Tax adjustments:
Discrete tax benefit related to employee stock options	569	1,248	2,811	4,547	8,400
Discrete tax benefit related to Tax Act	—	—	7,699	—	7,699
Other discrete tax events	1,327	—	1,657	1,330	1,657
Income tax expense excluding tax adjustments (Non-GAAP)	$7,578	$9,474	$13,004	$22,412	$29,732
Effective tax rate (Non-GAAP)	16%	17%	16%	16%	16%

Net income from continuing operations excluding tax adjustments (Non-GAAP)	$39,789	$47,501	$68,269	$117,661	$156,093
Percentage of revenue (Non-GAAP)	22%	24%	29%	21%	25%

Net income per diluted weighted-average common and common-equivalent share (GAAP)	$0.24	$0.28	$0.45	$0.71	$0.98
Share impact of non-GAAP adjustments identified above	(0.01)	(0.01)	(0.06)	(0.04)	(0.10)
Net income per diluted weighted-average common and common-equivalent share (Non-GAAP)	$0.23	$0.27	$0.39	$0.67	$0.88

Diluted weighted-average common and common-equivalent shares outstanding (GAAP)	174,449	175,448	177,245	175,164	178,021

Exhibit 3

COGNEX CORPORATION
Balance Sheets
(Unaudited)
Dollars in thousands

	Sept. 29, 2019	December 31, 2018
Assets
Cash and investments	$918,414	$797,599
Accounts receivable	107,407	119,172
Unbilled revenue	11,210	8,312
Inventories	65,264	83,282
Property, plant, and equipment	88,429	91,396
Operating lease assets	15,806	—
Goodwill and intangible assets	121,202	123,321
Other assets	62,720	66,585

Total assets	$1,390,452	$1,289,667

Liabilities and Shareholders' Equity
Accounts payable and accrued expenses	$61,327	$76,450
Operating lease liabilities	16,167	—
Deferred revenue and customer deposits	10,431	9,845
Income taxes	62,565	64,243
Other liabilities	744	3,866
Shareholders' equity	1,239,218	1,135,263

Total liabilities and shareholders' equity	$1,390,452	$1,289,667

Contacts

Susan Conway
Senior Director of Investor Relations
Cognex Corporation
Phone: (508) 650-3353
Email: susan.conway@cognex.com